Exhibit (h)(1)

[FORM OF UNDERWRITING AGREEMENT]

[           ] Shares

NEWTEK BUSINESS SERVICES CORP.

Common Stock

Underwriting Agreement

dated [          ], 20[  ]

[                ]

list of schedules

Schedule A	List of the Underwriters
Schedule B	GENERAL DISCLOSURE PACKAGE

list of exhibits

Exhibit A	Form of Lock-up Agreement

UNDERWRITING AGREEMENT

[            ], 20[  ]

[             ]
As Representative of the several Underwriters
named in Schedule A hereto

c/o [             ]

Ladies and Gentlemen:

Introductory. Newtek Business Services Corp., a Maryland corporation (the “Company), proposes to issue and sell to the several underwriters named in Schedule A (the “List of the Underwriters”) attached hereto (collectively, the “Underwriters”) an aggregate of [          ] shares (the “Firm Offered Shares”) of its Common Stock, par value $0.02 per share (the “Common Stock”) in accordance with the terms and conditions set forth in this Underwriting Agreement (the “Agreement”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional [           ] shares (the “Optional Offered Shares”) of Common Stock, as provided in Section 2 (the “Purchase, Sale, and Delivery of the Offered Shares”). The Firm Offered Shares and, if and to the extent such option is exercised, the Optional Offered Shares are collectively called the “Offered Shares.” [             ] (“[             ]”), has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares.

On October 1, 2013, the Company filed Form N-6F with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, including the rules and regulations of the Commission promulgated thereunder (collectively, the “1940 Act”), pursuant to which the Company announced its intention to elect to be regulated as a business development company (“BDC”).

On November 12, 2014, Newtek Business Services, Inc., a New York corporation (the “Predecessor Company”), merged with and into the Company (the “Merger”). In connection with the Merger, all issued and outstanding shares of common stock of the Predecessor Company were converted into shares of Common Stock of the Company. For purposes of this Agreement, unless the context otherwise requires, references to the Company shall be deemed to include the Predecessor Company for periods prior to the completion of the Merger.

On November 12, 2014, Form N-54A Notification to be Subject to Sections 55 through 65 of the 1940 Act (the “1940 Act Notification”) was filed by the Company with the Commission under the 1940 Act, pursuant to which the Company elected to be regulated as a BDC. The Company intends to elect to be taxable as a regulated investment company (“RIC”) within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ending December 31, 2015.

The Company has prepared and filed with the Commission a registration statement on Form N-2 (File No. 333-204915), covering the registration of the offering and sale of the Offered Shares and certain of the Company’s other securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has been declared effective by the Commission. Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including any information that is deemed to be part thereof pursuant to Rule 430C of the Securities Act, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company has also filed with the Commission pursuant to Rule 430C under the Securities Act a preliminary prospectus supplement, dated [             ], 20[  ] (the “Preliminary Prospectus Supplement” and together with the base prospectus, dated [             ], 2015 included therewith, the “Base Prospectus” collectively, the “Preliminary Prospectus”). The final prospectus supplement in the form filed by the Company with the Commission pursuant to Rule 497 under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), together with the Base Prospectus is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.          Representations and Warranties of the Company. The Company hereby represents, warrants, and covenants to each Underwriter as follows:

(a)          The Company meets the requirements for use of Form N-2 under the Securities Act and the Securities Act Regulations; each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with by the Company.

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(b)          (1) At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the Applicable Time and at the Closing Date (and, if any Optional Offered Shares are purchased, at each Optional Closing Date), the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, as the case may be, complied as to form and will comply as to form in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Optional Offered Shares are purchased, at each Optional Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section [8(b)] hereof. No order preventing or suspending the use of the Preliminary Prospectus or the Preliminary Prospectus has been issued by the Commission.

The Preliminary Prospectus and the Prospectus filed as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so filed as to form in all material respects with the requirements of the Securities Act and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)          For the purposes of this Agreement, the “Applicable Time” is [   ] (Eastern time) on the date of this Agreement; the Preliminary Prospectus as supplemented by the information set forth in Schedule B hereto, taken together (collectively, the “General Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the General Disclosure Package, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section [8(b)] hereof.

(d)          The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Common Stock, and such registration statement has become effective. At the time of filing the Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act in connection with the offering of the Offered Shares.

(e)          This Agreement has been duly authorized, executed, and delivered by the Company. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

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(f)          The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid, and non-assessable.

(g)          There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(h)          Since the date of the most recent financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its consolidated subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its consolidated subsidiaries taken as a whole (any such change is called a “Material Adverse Change”); (ii) neither the Company nor any of its consolidated subsidiaries has entered into any transaction or agreement that is material to the Company and its consolidated subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its consolidated subsidiaries taken as a whole; and (iii) neither the Company nor any of its consolidated subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)          [McGladrey LLP and CohnReznick LLP], who have certified certain financial statements of the Company and its consolidated subsidiaries, are each an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(j)          The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.

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(k)          The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(l)          The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer(s) and principal financial officer(s), as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(m)          Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(n)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(o)          The Company does not own or control, directly or indirectly, any corporation, association, or other entity other than the entities described in the Registration Statement, the General Disclosure Package and the Prospectus. All of the issued and outstanding capital stock of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim.

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(p)          The authorized, issued, and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Our Capital Stock” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Registration Statement, the General Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described therein). The Common Stock (including the Offered Shares) conforms in all material respects to the description thereof contained under the caption “Description of Our Capital Stock” in the Registration Statement, the General Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company or any of its consolidated subsidiaries other than those described in the Registration Statement, the General Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus, and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights.

(q)          The Offered Shares have been approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance.

(r)          Neither the Company nor any of its consolidated subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its consolidated subsidiaries is subject (each, an “Existing Instrument”) except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

(s)          The issuance and sale of the Offered Shares, the execution of this Agreement and the compliance by the Company with all of the provisions of this Agreement, and consummation of the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Prospectus: (i) will not result in any violation of the provisions of the charter or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its consolidated subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Offered Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Offered Shares by the Underwriters.

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(t)          Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its consolidated subsidiaries is a party or of which any property of the Company or of its consolidated subsidiaries is the subject which, if determined adversely to the Company, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Change, or would prevent or impair the consummation of the transactions contemplated by this Agreement; and, to the best of the Company’s knowledge, no such proceedings are overtly threatened by governmental authorities or others.

(u)          No material labor dispute with the employees of the Company or any of its consolidated subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers that might be expected to result in a Material Adverse Change.

(v)          Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its consolidated subsidiaries own or possess sufficient trademarks, trade names, patent rights, patents, know-how, collaborative research agreements, inventions, servicemarks, copyrights, licenses, approvals, trade secrets, and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted, as proposed to be conducted, as described in the Registration Statement, the General Disclosure Package and the Prospectus. The expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its consolidated subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company or any of its consolidated subsidiaries by others with respect to any Intellectual Property Rights. There is no claim being made against the Company or any of its consolidated subsidiaries regarding any kind of Intellectual Property Right. The Company and its consolidated subsidiaries do not, in the conduct of their business as now or proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product, or process which is the subject of a patent application filed by any third party, known to the Company or any of its consolidated subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

(w)          The Company and its consolidated subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by it; the Company and its consolidated subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Change; and the Company and its consolidated subsidiaries have not received any notice of proceedings relating to the revocation or material modification of any such Permits.

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(x)          The Company and its consolidated subsidiaries have good and marketable title to all real and personal property and good and marketable title to all other properties and assets reflected as owned in the financial statements referred to in Section 1(j) above (or elsewhere in the Registration Statement, the General Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, claims, and other defects or restrictions of any kind, except as described in the Registration Statement, the General Disclosure Package and the Prospectus. The real property, improvements, buildings, equipment, and personal property held under lease by the Company or its consolidated subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company or its consolidated subsidiaries.

(y)          All United States federal income tax returns of the Company and its consolidated subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its consolidated subsidiaries have filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Change, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its consolidated subsidiaries except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its consolidated subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(z)          The Company and its consolidated subsidiaries are insured by recognized, financially sound, and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its consolidated subsidiaries against theft, damage, destruction, acts of vandalism, earthquakes, general liability, and Directors and Officers liability. The Company has no reason to believe that it will not be able to (i) renew its existing insurance coverage as and when such policies expire, or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(aa)          Neither the Company nor any officer or director of the Company has taken and will not take, directly or indirectly, any action which constitutes, was designed to, or that might be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Offered Shares.

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(bb)          Neither the Company nor any of its consolidated subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its consolidated subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(cc)          The operations of the Company and its consolidated subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its consolidated subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(dd)          None of the Company, any of its consolidated subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its consolidated subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee)          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff)          Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Change; and the Company is not aware of any pending investigation which might lead to such a claim.

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(gg)        Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Change. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.

(hh)        The Company is a closed-end, non-diversified management investment company and has elected to be regulated as a BDC under the 1940 Act, has duly filed the 1940 Act Notification with the Commission and is eligible to make such an election; the 1940 Act Notification when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission did or will, comply in all material respects with the applicable requirements of the 1940 Act; the Company has not filed with the Commission any notice of withdrawal of the 1940 Act Notification; the 1940 Act Notification remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission; the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act.

(ii)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter.

(jj)          The Company has taken all required action under the Securities Act and the 1940 Act to make the public offering and consummate the sale of the Offered Shares as contemplated by this Agreement.

(kk)        All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company for use in connection with the offering and sale of the Offered Shares (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the Securities Act and the 1940 Act and, if required to be filed with FINRA under FINRA’s conduct rules, were provided to [             ], counsel for the Underwriters, for filing; no sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ll)          The Company’s directors’ and officers’ errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act will be in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause.

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(mm)        The Company will be in compliance with the requirements of Subchapter M of the Code necessary to qualify as a RIC; the Company intends to direct the investment of the net proceeds of the offering of the Offered Shares and to continue to conduct its activities in such a manner as to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code; the Company intends to be treated as a RIC under Subchapter M of the Code for its taxable year ending December 31, 2015.

(nn)         The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”) with corporations or other entities (each a “Portfolio Company”). To the Company’s knowledge, each Portfolio Company is current with all its material obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements.

(oo)         The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2.          Purchase, Sale and Delivery of the Offered Shares.

(a)          The Company agrees to issue and sell to the several Underwriters the Firm Offered Shares upon the terms herein set forth. On the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Offered Shares set forth opposite their names on Schedule A (the “List of the Underwriters”) attached hereto. The purchase price per Firm Offered Share to be paid by the several Underwriters to the Company shall be $[    ] per share (the “Purchase Price”).

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(b)          Deliver the Firm Offered Shares to be purchased by the Underwriters through the facilities of The Depository Trust Company against payment of the Purchase Price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company and payment therefor at the offices of [             ], [             ], [             ], [       ] [     ] (or such other place as may be agreed to by the Company and the Representative) at [10:00] a.m. New York City time, on [             ], 20[  ], or such other time and date not later than [10:00] a.m. New York City time, not later than seven full business days thereafter as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”); provided, however, that if the Company has not made available to the Representative copies of the Prospectus within the time provided in Section 2(g) (the “Payment for the Offered Shares”) and Section 3(d) (the “Copies of Any Amendments and Supplements to the Prospectus”) hereof, the Representative may, in its sole discretion, postpone the First Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Representative. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 8 (the “Default of One or More of the Several Underwriters”).

(c)          In addition, on the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [     ] Optional Offered Shares from the Company at the Purchase Price. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Offered Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representative to which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Offered Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Offered Shares are to be registered, and (iii) the time, date, and place at which the Optional Offered Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date, and in such case the term “First Closing Date” shall refer to the time and date of delivery of the Firm Offered Shares and the Optional Offered Shares). Such time and date of delivery of the Optional Offered Shares, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representative and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise. The First Closing Date and the Second Closing Date are each a “Closing Date” as referenced herein. If any Optional Offered Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Offered Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Offered Shares to be purchased as the number of Firm Offered Shares set forth on Schedule A (the “List of the Underwriters”) attached hereto opposite the name of such Underwriter bears to the total number of Firm Offered Shares and (b) the Company agrees, severally and not jointly, to sell the number of Optional Offered Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Offered Shares to be sold as the number of Optional Offered Shares to be sold by the Company as set forth in the paragraph “Introductory” of this Agreement bears to the total number of Optional Offered Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)          The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

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(e)          Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for its own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Offered Shares and any Optional Offered Shares that the Underwriters have agreed to purchase. [      ] individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)          The Company shall deliver, or cause to be delivered, a credit representing the Firm Offered Shares to an account or accounts at The Depository Trust Company (“DTC”) as designated by the Representative for the accounts of the Representative and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, a credit representing the Optional Offered Shares that the Representative and the Underwriters have agreed to purchase to an account or accounts at DTC as designated by the Representative for the accounts of the Representative and the several Underwriters, at the Second Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.

(g)          Not later than 12:00 p.m. on the third business day following the date that the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

Section 3.          Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)          The Company will file the final Prospectus with the Commission within the time period specified by Rule 497 under the Securities Act and the Company will furnish copies of the Prospectus (to the extent not previously delivered) to the Underwriters prior to 10:00 A.M., New York City time, on the third business day succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)          The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Shares by any Underwriter or dealer.

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(c)          Before filing any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)          After the date of this Agreement, the Company shall promptly advise the Representative in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of the Preliminary Prospectus, or the Prospectus, or of any proceedings to remove, suspend, or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threat or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.

(e)          (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the Securities Act, and (2) if at any time prior to the First Closing Date (i) any event shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with the Securities Act, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the General Disclosure Package will comply with the Securities Act.

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(f)          The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or Blue Sky laws, or the securities laws of those jurisdictions designated by the Representative, and will make such applications, file such documents, and furnish such information as may be required for that purpose. The Company shall comply with such laws and shall continue such qualifications, registrations, and exemptions in effect so long as required to continue such qualifications for so long a period as the Representative may request for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose. In the event of the issuance of any order suspending such qualification, registration, or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)          If at any time during the [ninety (90)] day period after the date of this Agreement, any rumor, publication, or event relating to or affecting the Company shall occur, as a result of which, in the sole opinion of the Representative, the market price of the Offered Shares or Common Stock has been or is likely to be adversely affected (regardless of whether such rumor, publication, or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Representative advising the Company to the effect set forth above, forthwith prepare, consult with the Representative concerning the substance of and disseminate a press release, or other public statement, satisfactory to the Representative, responding to or commenting on such rumor, publication, or event.

(h)          The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(i)          The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(j)          As soon as practicable, the Company will make generally available to its securityholders and to the Representative an earnings statement (which need not be audited) covering the twelve (12)-month period ending [           ], 20[   ] that satisfies the provisions of Section 11(a) of the Securities Act.

(k)          During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq Capital Market all reports and documents required to be filed under the Exchange Act.

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(l)          For a period of [    ] days after the date of Prospectus (the “Lock-up Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the Offered Shares to be sold hereunder, (B) options to purchase its Common Stock pursuant to any stock option plan, stock bonus, or other stock plan or arrangement approved by the Board of Directors of the Company and described in the Prospectus, (C) Common Stock upon the exercise of such options described in clause (B), but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during the Lock-up Period without the prior written consent of the Representative (which consent may be withheld in its sole discretion), or (D) Common Stock issueable pursuant to the Company’s Dividend Reinvestment Plan. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(m)          During the period of five (5) years hereafter, to the extent such materials are not furnished to or filed with the Commission, the Company will furnish as soon as practicable to the Representative at [             ], [             ], [             ], [    ] [    ], Attention: [          ], copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other report filed by the Company with the NASDAQ Capital Market, or any securities exchange, and copies of any report or communication of the Company mailed generally to holders of its capital stock.

(n)          The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Shares.

(o)          The Company will use its best efforts to list, subject to notice of issuance, and maintain the listing of, the Offered Shares on the Nasdaq Capital Market.

(p)          The Company will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(q)          The Company shall elect to be taxable as a RIC within the meaning of Section 851(a) of the Code commencing with its taxable year ending December 31, 2015 by timely filing its 2015 U.S. federal income tax return as a RIC on Internal Revenue Service Form 1120-RIC, and shall use its commercially reasonable efforts to maintain such qualification and election in effect for each taxable year during which it is a BDC under the 1940 Act.

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(r)          The Company, during a period of two years from the date of this Agreement, will use its commercially reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

[          ], on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.          Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Offered Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 (the “Representations and Warranties”) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Offered Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)          On the date hereof, the Representative shall have received from each of [McGladrey LLP and CohnReznick LLP], independent registered public accounting firms for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative (the “Original Comfort Letter”), confirming that they are independent registered public accounting firms with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(b)          Representative shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter (the “Bring-down Comfort Letter”) from each of [McGladrey LLP and CohnReznick LLP] addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, re-confirming that they are independent registered public accounting firms with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act, and based upon the procedures described in the Original Comfort Letter, but carried out to a date not more than three (3) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Comfort Letter which are necessary to reflect any changes in the facts described in the Original Comfort Letter since the date of such letter, or to reflect the availability of more recent financial statements, data, or information.

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(c)          For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

(i)          the Company shall have filed the Prospectus with the Commission (including the Rule 430C Information) in the manner and within the time period required by Rule 497 under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the Rule 430C Information, and such post-effective amendment shall have become effective;

(ii)          no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or are pending, contemplated, or threatened by the Commission;

(iii)          any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters’ Counsel; and

(iv)          FINRA shall have confirmed in writing that it has raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)          For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

(i)          in the judgment of the Representative, there shall not have occurred any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change, in the condition, financial or otherwise, earnings, operations, business, or prospects, whether or not arising from transaction in the ordinary course of business, of the Company and its consolidated subsidiaries, considered as one entity, from that set forth in the Registration Statement or the Prospectus, which makes it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Prospectus; and

(ii)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its consolidated subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(e)          On each of the First Closing Date and the Second Closing Date, the Representative shall have received an opinion of [Sutherland Asbill & Brennan LLP], counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to the Representative, and the Representative shall have received such additional number of conformed copies of such counsel’s legal opinion as the Representative may reasonably request for each of the several Underwriters. The Company shall have furnished to such counsel such documents as such may have requested for the purpose of enabling them to pass upon such matters.

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(f)          On each of the First Closing Date and the Second Closing Date, the Representative shall have received an opinion of [              ], counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representative, and the Representative shall have received such additional number of conformed copies of such counsel’s legal opinion as the Representative may reasonably request for each of the several Underwriters. The Company shall have furnished to such counsel such documents as such may have requested for the purpose of enabling them to pass upon such matters.

(g)          On each of the First Closing Date and the Second Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in Sections 4(c)(ii) and 4(d)(ii) hereof, and further to the effect that:

(i)          Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and its consolidated subsidiaries, considered as one entity, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its consolidated subsidiaries, considered as one entity, incurred by the Company or its consolidated subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness that is material to the Company and its consolidated subsidiaries, considered as one entity, (e) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company or any of its consolidated subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its consolidated subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its consolidated subsidiaries, considered as one entity;

(ii)          When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, (a) the Registration Statement, the General Disclosure Package and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act, and in all material respects conformed to the requirements of the Securities Act; (b) the Registration Statement and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the General Disclosure Package and the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (d) there has occurred no event required to be set forth in the Registration Statement, the General Disclosure Package, or an amended or supplemented Prospectus which has not been so set forth;

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(iii)          the representations, warranties, and covenants of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv)          the Company has complied with all the covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(h)          On the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A (the “Form of Lock-up Agreement”) attached hereto from each officer and director of the Company. Such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(i)          On or before each of the First Closing Date and the Second Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents, and opinions as they may require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated, subject to the provisions of Section 9 hereof, by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Offered Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (the “Payment of Expenses”), Section 6 (the “Reimbursement of Underwriters’ Expenses”), Section 7 (“Indemnification”) and Section 9 (the “Representations and Indemnities to Survive Delivery”) shall at all times be effective and shall survive such termination.

Section 5.          Payment of Expenses. The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Offered Shares; (iv) all expenses in connection with the qualification of the Offered Shares for offering and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Offered Shares on the NASDAQ Capital Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Offered Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Offered Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Offered Shares; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section 5, Section 6 (the “Reimbursement of Underwriters’ Expenses”) and Section 7 (“Indemnification”) hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

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Section 6.           Reimbursement of the Underwriters’ Expenses.

If this Agreement is terminated by the Representative pursuant to Section 4 (“Conditions of the Obligations of the Underwriters”) or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated, in either case because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for reasonable out-of-pocket expenses that shall have been incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares.

Section 7.          Indemnification.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any post-effective amendment thereof, the Preliminary Prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 7(b) below.

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(b)          Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or the Preliminary Prospectus, the General Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriters consists of the following information in the Prospectus furnished on behalf of each Underwriter: the first paragraph under the caption [“Underwriting—Underwriting Discounts and Commissions”], the paragraph under the caption [“Underwriting—Price Stabilization, Short Positions and Penalty Bids”] and the [second paragraph under the caption “Underwriting—Other Relationships”].

(c)          Promptly after receipt by an indemnified party under Section 7(a) or 7(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 7(a), shall be selected by the Representative and, in the event of indemnified parties under Section 7(b) shall be selected by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d)          If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)          The obligations of the parties to this Agreement contained in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)          Any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.

Section 8.          Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate number of the Offered Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Offered Shares set forth opposite their respective names on Schedule A (“List of Underwriters”) attached hereto bears to the aggregate number of Firm Offered Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds ten percent (10%) of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5 (“Payment of Expenses”), Section 6 (“Reimbursement of Underwriters’ Expenses”), and Section 7 (“Indemnification”) shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven business days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

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As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 9.          Termination of This Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Capital Market or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial, or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, terrorist attack, act of war or other calamity of such character as in the sole judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 5 (the “Payment of Expenses”) and Section 6 (the “Reimbursement of Underwriters’ Expenses”) hereof, (b) any Underwriter to the Company or (c) of any party hereto to any other party except that the provisions of Section 7 (“Indemnification”) shall at all times be effective and shall survive such termination.

Section 10.          Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 11.          Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

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If to the Representative:

[                 ]

with a copy to:

[                 ]

If to the Company:

Newtek Business Services Corp.

212 West 35th Street, 2nd Floor

New York, New York 10001

Facsimile: 212.356.9500

Attention: Barry Sloane

with a copy to:

Sutherland Asbill & Brennan LLP

700 Sixth Street, N.W., Suite 700

Washington, D.C. 20001

Facsimile: 202.383.0100

Attention: Cynthia M. Krus

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 12.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 (the “Default of One or More of the Several Underwriters”), and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 (“Indemnification”), and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 13.          Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 14.          Governing Law Provisions.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

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(b)          Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

(c)          With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment), and execution to which it might otherwise be entitled in the Specified Courts. With respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 15.          No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or any of their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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Section 16.          General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 (“Indemnification”), and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act.

[Signature pages follow]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NEWTEK BUSINESS SERVICES CORP.

By:
Name: Barry Sloane
Title: Chief Executive Officer & President

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York, as of the date first above written.

[                 ]

Acting as Representative of the several Underwriters named in the Schedule A (the “List of the Underwriters”) attached hereto.

[ ]

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

list of the Underwriters

Underwriters	Number of Firm Common Shares To be Purchased
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
Total	[ ]

Schedule A-1

SCHEDULE B

Public offering price: $[    ] per share

Number of Firm Offered Shares: [                 ]

Net proceeds to the Company per Firm Offered Share: $[    ] per share

Number of Optional Offered Shares: [               ]

Net proceeds to the Company per Optional Offered Share: $[   ] per share

Schedule B-1

[Signature Page to Underwriting Agreement]